   As filed with the Securities and Exchange Commission on December 15, 1999
                                                      Registration No. 333-53429
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               ------------------
                       Post Effective Amendment No. 1 to

                                    FORM S-8

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                               ------------------

                          NEXTEL COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in Its Charter)


               Delaware                                          36-3939651
    (State or Other Jurisdiction of                          (I.R.S. Employer
    Incorporation or Organization)                        Identification Number)



2001 Edmund Halley Drive, Reston, Virginia                          20191
 (Address of Principal Executive Offices)                         (Zip Code)



     NEXTEL COMMUNICATIONS, INC. AMENDED AND RESTATED INCENTIVE EQUITY PLAN
                 (AS AMENDED AND RESTATED AS OF JULY 14, 1999)
                              (Full title of plan)

                             Thomas J. Sidman, Esq.
                   Senior Vice President and General Counsel
                          Nextel Communications, Inc.
                            2001 Edmund Halley Drive
                             Reston, Virginia 20191
                    (Name and address of agent for service)


                                 (703) 433-3000
                  (Telephone number, including area code, of agent for service)

================================================================================

The purpose of this Post-Effective Amendment No. 1 to Registration Statement No. 333-53429 on Form S-8 (the "Registration Statement") of Nextel Communications, Inc., (the "Company" or "Nextel") is to file as an exhibit to the Registration Statement the Amended and Restated Incentive Equity Plan, as amended and restated effective July 14, 1999.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.   PLAN INFORMATION.*

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

------------------
* Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents heretofore filed by Nextel with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

        (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed with the Commission on March 30, 1999;

        (ii) Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, dated and filed with the Commission on May 17, 1999;

        (iii) Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, dated and filed with the Commission on August 16, 1999;

        (iv) Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, dated and filed with the Commission on November 15, 1999;

        (v)    Current Reports on Form 8-K:

               (a)     dated and filed with the Commission on February 24, 1999;
               (b)     dated and filed with the Commission on April 1, 1999;
               (c) dated May 12, 1999 and filed with the Commission on May 13, 1999;
               (d)     dated and filed with the Commission on June 15, 1999;
               (e)     dated and filed  with the Commission on June 23, 1999;
               (f)     dated and filed with the Commission on August 12, 1999;
               (g)     dated and filed with the Commission on August 18, 1999;
               (h) dated October 20, 1999 and filed with the Commission on October 21, 1999;
               (i)     dated and filed with the Commission on November 8, 1999;
               (j)     dated and filed with the Commission on November 12, 1999;
               (k) dated November 30, 1999 and filed with the Commission on December 1, 1999

        (vi) Proxy Statement, dated as of April 7, 1999, filed with the Commission in definitive form on April 8, 1999 with respect to the information required by Items 401 (management), 402 (executive compensation), 403 (securities ownership) and 404 (certain relationships and related transactions) of Regulation S-K promulgated under the Securities Act and the Securities and Exchange Act of 1934 (the "Exchange Act"); and

        (vii) The description of the Company's common stock, contained in the registration statement on Form 8-A dated January 16, 1992 including the information incorporated by reference into that registration statement from the registration statement on Form S-1, as amended, dated as of January 27, 1992, and any amendments and reports filed for the purpose of updating that description.

        All documents filed by Nextel pursuant to Sections 13(a), 13(c), 14 and 15 (d) of the Exchange Act subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment indicating that all securities offered under the Company's Amended and Restated Incentive Equity Plan (the "Incentive Equity Plan") have been sold or deregistereing all securities then remaining unsold thereunder shall be deemed to be incorporated herein by reference and shall be deemed to be a part hereof from the date of this filing.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Set forth below is a description of certain provisions of the Restated Certificate of Incorporation, as amended (the "Nextel Charter"), of Nextel, the Amended and Restated By-laws of Nextel (the "Nextel By-laws") and the Delaware General Corporation Law (the "DGCL"). This description is intended as a summary only and is qualified in its entirety by reference to the Nextel Charter, the Nextel By-laws and the DGCL.

        Elimination of Liability in Certain Circumstances. The Nextel Charter provides that, to the full extent provided by law, a director will not be personally liable to Nextel or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director. The DGCL provides that a corporation may limit or eliminate a director's personal liability for monetary damages to the corporation or its stockholders, except for liability (1) for any breach of the director's duty of loyalty to such corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for paying a dividend or approving a stock repurchase in violation of Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit.

        While Article 7 of the Nextel Charter provides directors with protection from awards for monetary damages for breaches of the duty of care, it does not eliminate the directors' duty of care. Accordingly, Article 7 will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of the duty of care. The provisions of
Article 7 as described above apply to officers of Nextel only if they are directors of Nextel and are acting in their capacity as directors, and does not apply to officers of Nextel who are not directors.

        Indemnification and Insurance. Under the DGCL, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation as a derivative action) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

        Article 6 of the Nextel Charter and Article VII of the Nextel By-laws provide to directors and officers indemnification to the full extent provided by law, thereby affording the directors and officers of Nextel the protections available to directors and officers of Delaware corporations. Article VII of the Nextel By-laws also provides that expenses incurred by a person in defending a civil or criminal action, suit or proceeding by reason of the fact that he or she is or was a director or officer shall be paid in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by Nextel as authorized by relevant Delaware law. Nextel has obtained directors and officers liability insurance providing coverage to its directors and officers.

        On September 12, 1991, the Board of Directors of Nextel unanimously adopted resolutions authorizing Nextel to enter into an Indemnification Agreement (the "Indemnification Agreement") with each director of Nextel, and Nextel has entered into an Indemnification Agreement with each director.

        One of the purposes of the Indemnification Agreements is to attempt to specify the extent to which persons entitled to indemnification thereunder (the "Indemnitees") may receive indemnification under circumstances in which indemnity would not otherwise be provided by the DGCL. Pursuant to the Indemnification Agreements, an Indemnitee is entitled to indemnification as provided by Section 145 of the DGCL and to indemnification for any amount which the Indemnitee is or

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

becomes legally obligated to pay relating to or arising out of any claim made against such person because of any act, failure to act or neglect or breach of duty, including any actual or alleged error, misstatement or misleading statement, which such person commits, suffers, permits or acquiesces in while acting in the Indemnitee's position with Nextel. The Indemnification Agreements are in addition to and are not intended to limit any rights of indemnification which are available under the Nextel Charter or the Nextel By-laws, any policy of insurance or otherwise. Nextel is not required under the Indemnification Agreements to make payments in excess of those expressly provided for in the DGCL in connection with any claim against the Indemnitee:

               (i) which results in a final, nonappealable order directing the Indemnitee to pay a fine or similar governmental imposition which Nextel is prohibited by applicable law from paying; or

               (ii) based upon or attributable to the Indemnitee gaining in fact a personal profit to which he was not legally entitled including, without limitation, profits made from the purchase and sale by the Indemnitee of equity securities of Nextel which are recoverable by Nextel pursuant to Section 16(b) of the Exchange Act and profits arising from transactions in publicly traded securities of Nextel which were effected by the Indemnitee in violation of Section 10(b) of the Exchange Act or Rule 10b-5 promulgated thereunder.

        In addition to the rights to indemnification specified therein, the Indemnification Agreements are intended to increase the certainty of receipt by the Indemnitee of the benefits to which he or she is entitled by providing specific procedures relating to indemnification.

        The Indemnification Agreements also are intended to provide increased assurance of indemnification by prohibiting Nextel from adopting any amendment to the Nextel Charter or the Nextel By-laws which would have the effect of denying, diminishing or encumbering the Indemnitee's rights pursuant thereto or to the DGCL or any other law as applied to any act or failure to act occurring in whole or in part prior to the effective date of such amendment.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

  EXHIBIT
  NUMBER          DESCRIPTION OF EXHIBITS
  -------         -----------------------
        4.1  -    Restated Certificate of Incorporation of Nextel (filed on July 31, 1995 as Exhibits
                  4.1.1 and 4.1.2 to Nextel's Post-Effective Amendment No. 1 on Form S-8 to
                  Registration Statement No. 33-91716 on Form S-4 (the "Nextel S-8 Registration
                  Statement") and incorporated herein by reference).

        4.2  -    Amended and Restated By-laws of the Company (filed on July 31,
                  1995 as Exhibit  4.2 to the Nextel S-8 Registration Statement and
                  incorporated herein by reference).

        4.3  -    Nextel Communications, Inc. Amended and Restated Incentive Equity Plan (as amended and restated as of July 14, 1999) (filed on November 15, 1999 as Exhibit 10.3 to the
                  Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 and incorporated herein by reference).

          5  -    Opinion of Jones, Day, Reavis and Pogue.

       23.1  -    Consent of Jones, Day, Reavis and Pogue (included in Exhibit 5).

       23.2  -    Consent of Deloitte & Touche LLP.

       24.1  -    Power of Attorney


ITEM 9. UNDERTAKINGS.

(a)     The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act; and

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

               (ii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1) (i) and (1) (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, Nextel certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Commonwealth of Virginia, on the 15th day of December, 1999.

                                NEXTEL COMMUNICATIONS, INC.

                                By: /s/ THOMAS J. SIDMAN
                                    ------------------------------------
                                    Thomas J. Sidman
                                    Senior Vice President and General Counsel

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:

NAME                                     TITLE                                          DATE
----                                     -----                                          ----

/s/ DANIEL F. AKERSON                    Chairman of the Board and Director
----------------------------
Daniel F. Akerson

/s/ TIMOTHY M. DONAHUE                   President, Chief Executive Officer
----------------------------             and Director
Timothy M. Donahue

/s/ STEVEN M. SHINDLER                   Executive Vice President and Chief Financial
----------------------------             Officer (Principal Financial Officer)
Steven M. Shindler

/s/ WILLIAM G. ARENDT                    Vice President and Controller
----------------------------             (Principal Accounting Officer)
William G. Arendt

/s/ MORGAN E. O'BRIEN                    Vice Chairman of the Board and Director
----------------------------
Morgan E. O'Brien

/s/ KEITH J. BANE                        Director
----------------------------
Keith J. Bane

                                         Director
----------------------------
William E. Conway

/s/ FRANK M. DRENDEL                     Director
----------------------------
Frank M. Drendel

/s/ WILLIAM A. HOGLUND                   Director
----------------------------
William A. Hoglund

                                         Director
----------------------------
Craig O. McCaw

/s/ DENNIS M. WEIBLING                   Director
----------------------------
Dennis M. Weibling

                                       6

                                    EXHIBITS

    EXHIBIT
     NUMBER       DESCRIPTION OF EXHIBITS
    -------       -----------------------
        4.1  -    Restated Certificate of Incorporation of Nextel (filed on July
                  31, 1995 as Exhibits 4.1.1 and 4.1.2 to Nextel's Post-Effective
                  Amendment No. 1 on Form S-8 to Registration Statement No. 33-91716
                  on Form S-4 (the "Nextel S-8 Registration Statement") and
                  incorporated herein by reference).

        4.2  -    Amended and Restated By-laws of the Company (filed on July 31,
                  1995 as Exhibit 4.2 to the Nextel S-8 Registration Statement and
                  incorporated herein by reference).

        4.3  -    Nextel Communications, Inc. Amended and Restated Incentive
                  Equity Plan (as amended and restated as of July 14, 1999)
                  (filed on November 15, 1999 as Exhibit 10.3 to the Quarterly
                  Report on Form 10-Q for the quarter ended September 30, 1999 and incorporated
                  herein by reference).

          5  -    Opinion of Jones, Day, Reavis and Pogue.

       23.1  -    Consent of Jones, Day, Reavis and Pogue (included in Exhibit 5).

       23.2  -    Consent of Deloitte & Touche LLP.

       24.1  -    Power of Attorney